                                                                   EXHIBIT 10.24

                                 AMAX GOLD INC.
                       SEPARATION PLAN FOR KEY EMPLOYEES



                            EFFECTIVE MARCH 5, 1997

                               TABLE OF CONTENTS
                               -----------------



ARTICLE I - DEFINITIONS AND CONSTRUCTION............  1
1.1.   Definitions..................................  1
1.2.   Gender and Number............................  4

ARTICLE II - BENEFITS...............................  4
2.1.   Eligibility for Benefits.....................  4
2.2.   Amount of Benefit............................  5
2.3.   Offset.......................................  7
2.4.   Certain Additional Payments..................  7
2.5.   Source of Benefits...........................  9

ARTICLE III - ADMINISTRATION........................  9
3.1.   Administrator and Named Fiduciary............  9
3.2.   Duties and Powers of the Administrator....... 10
3.3.   Disputes..................................... 10
3.4.   Indemnification.............................. 11
3.5.   Statement of ERISA Rights.................... 11
3.6.   General Information.......................... 12

ARTICLE IV - AMENDMENT AND TERMINATION.............. 13
4.1.   Power of Amendment and Termination........... 13
4.2.   Automatic Termination of Plan................ 13
4.3.   Disposition of Benefits Upon Termination..... 13

ARTICLE V - MISCELLANEOUS........................... 14
5.1.   Effect on Employment......................... 14
5.2.   Alienation of Benefits....................... 14
5.3.   Facility of Payment.......................... 14
5.4.   Lost Distributees............................ 14
5.5.   Controlling Provisions....................... 14
5.6.   Severability................................. 14
5.7.   Withholding.................................. 14
5.8.   Governing Law................................ 15

GENERAL RELEASE OF CLAIMS (Individual Termination)

GENERAL RELEASE OF CLAIMS (Group Termination)

                                 AMAX GOLD INC.
                       SEPARATION PLAN FOR KEY EMPLOYEES
                       ---------------------------------


Amax Gold Inc. has established a plan to provide severance pay for its eligible key employees under certain limited circumstances. This document sets forth provisions which constitute the Amax Gold Inc. Separation Plan for Key Employees.


                   ARTICLE I - DEFINITIONS AND CONSTRUCTION
                   ----------------------------------------


      1.1 Definitions.  Whenever used in this Plan:
          -----------

          "Accounting Firm" means, for the purposes of Section 2.4, Price
           ---------------
Waterhouse or such other certified public accounting firm as may be designated by the Eligible Employee and agreed to by the Administrator.

          "Administrator" means the party identified in Section 3.1.
           -------------

          "AGI" means Amax Gold Inc.
           ---

          "Benefits" means payments according to the terms of Article II in the
           --------
event of the Separation from Service of an Eligible Employee.

          "Board of Directors" means the Board of Directors of AGI or the
           ------------------
Compensation Committee of the Board of Directors of AGI, which has authority with respect to the Plan.

          "Change of Control" means the happening of any of the following
           -----------------
events:

          (a) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934 (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning
                          ------
of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (1) the then outstanding shares of Common Stock (the "Outstanding Company Common
                                                  --------------------------
Stock") or (2) the combined voting power of the then outstanding voting
-----
securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that
                -------------------------------------
the following acquisitions shall not constitute a Change of Control: (i) any acquisition directly from the Company, (ii) any acquisition by the Company,
(iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or
(iv) any acquisition by any corporation pursuant to a transaction described in Clauses (i), (ii) and (iii) of Paragraph (c) of this definition; or

          (b) Individuals who, as of March 5, 1997, constitute the Board of Directors (the "Incumbent Board") cease for any reason to constitute at least a
                ---------------
majority of the Board of Directors; provided, however, that any individual becoming a director subsequent to March 5, 1997, whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the

Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors; or

          (c) Approval by the shareholders of the Company of a reorganization, merger or consolidation (a "Business Combination"), in each case, unless,
                            --------------------
following such Business Combination,

              (1) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 80% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be,

              (2) no Person (excluding any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination, and

              (3) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

          (d) Approval by the shareholders of the Company of:

              (1) a complete liquidation or dissolution of the Company or

              (2) the sale or other disposition of all or substantially all of the assets of the Company, other than to a corporation, with respect to which following such sale or other disposition,

                  (i) more than 80% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such sale or other disposition, in substantially the same proportion as their ownership, immediately prior to such sale or other disposition, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be,

                  (ii) less than 20% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by any Person (excluding any employee benefit plan (or related trust) of the Company or such corporation), except to the extent that such Person owned 20% or more of the Outstanding Company Common Stock or Outstanding Company Voting Securities prior to the sale or disposition, and

                  (iii) at least a majority of the members of the board of directors of such corporation were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such sale or other disposition of assets of the Company or were elected, appointed or nominated by the Board.

          "Code" means the Internal Revenue Code of 1986, as amended, and any
           ----
regulations or other guidance issued thereunder.

          "Company" means AGI and any of its subsidiaries.
           -------

          "Comparable Employment" means the employment of an Eligible Employee
           ---------------------
by an employer in a position that (a) is reasonably comparable without substantial diminution of duties to the position the Eligible Employee held immediately prior to the Change of Control, (b) pays substantially the same Compensation, and (c) is entitled to participate in an incentive plan at substantially the same long-term incentive award level in effect for the Eligible Employee immediately prior to the Change of Control.

          "Compensation" means an Eligible Employee's annual base salary plus
           ------------
target bonus in effect at the Eligible Employee's Separation from Service not including any other bonus, back-pay or other awards, or contributions to any employee benefit plan; provided, however, that any portion of the Eligible Employee's salary reduction for elective deferrals under a cash or deferred arrangement sponsored by the Company and elective contributions under any cafeteria plan sponsored by the Company to the extent attributable to base salary or target bonus shall be included.

          "Cyprus Amax" means Cyprus Amax Minerals Company and any of its
           -----------
subsidiaries and affiliates.

          "Effective Date" means March 5, 1997.
           --------------

          "Eligible Employee" means any key employee of the Company who is
           -----------------
salary grade 17 or higher at his Separation from Service, excluding any officer who has an employment or similar agreement with the Company that provides benefits in the event of a "change of control," or substantially similar event as set forth in such agreement.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as
           -----
amended from time to time.

          "Excise Tax" means, for purposes of Section 2.4, the excise tax
           ----------
imposed under Section 4999 of the Code together with any interest or penalties incurred by the Eligible Employee with respect to such excise tax.

          "Gross-Up Payment" means an additional payment to the Eligible
           ----------------
Employee in accordance with Section 2.4.

          "Pay" means 1/52 of the Eligible Employee's Compensation.
           ---

          "Plan" means the Amax Gold Inc. Separation Plan for Key Employees, as
           ----
set forth herein and as amended from time to time.

          "Separation from Service" means the date an Eligible Employee
           -----------------------
terminates employment with the Company as a result of a Change of Control.

          "Severance Plan" means the Amax Gold Inc. Severance Plan, which
           --------------
provides severance pay benefits to salaried employees under certain limited circumstances, as amended from time to time.

          "Successor" means the purchaser, transferee, or such other successor
           ---------
of AGI, the assets of AGI, any subsidiary of AGI, or the assets of such subsidiary as a result of a Change of Control, or any parent, subsidiary, or affiliate of such successor.

      1.2 Gender and Number.  Except where otherwise clearly indicated by
          -----------------
context, the masculine shall include the feminine and the singular shall include the plural, and vice versa.


                             ARTICLE II - BENEFITS
                             ---------------------


      2.1 Eligibility for Benefits.
          ------------------------

          (a) Except as set forth in Subsections (b) and (c), an Eligible Employee who incurs a Separation from Service and meets the terms and conditions of the Severance Plan for a benefit payment due to a "change of control," as such term is defined in the Severance Plan, shall be eligible to receive Benefits.

          (b) Notwithstanding Subsection (a) or any other provision of this Plan, an Eligible Employee is not entitled to Benefits in any of the following situations:

              (1) AGI or Cyprus Amax offers the Eligible Employee Comparable Employment within the Company or Cyprus Amax, as applicable, in lieu of Separation from Service, regardless whether the Eligible Employee accepts such offer; provided, however, neither the Company nor Cyprus Amax have any obligation to offer such employment;

              (2) the Eligible Employee has a Separation from Service, and a Successor offers the Eligible Employee Comparable Employment following the Change of Control regardless whether the Eligible Employee accepts such offer; or

              (3) there exists a special situation or circumstance for which it is necessary to establish a separate policy disallowing severance pay, on a group or individual basis, as determined by the Administrator in its sole discretion.

          (c) Notwithstanding Subsection (a) or any other provision of the Plan, an Eligible Employee shall not be eligible to receive Benefits unless the Eligible Employee:

              (1) has performed his job assignments satisfactorily and to the best of his abilities until his Separation from Service;

              (2) has abided by the terms of any and all agreements, if any, between the Eligible Employee and the Company relating to confidentiality and noncompetition until his Separation from Service and continues to do so on and after his Separation from Service; or

              (3) executes a general release of claims in the form that AGI prescribes for this purpose and returns it to the Administrator by the date that will be specified by the Administrator. By executing this agreement of general release, the Eligible Employee will release any and all claims that he may have against the Company, including without limitation any claim in any way connected with his employment or separation therefrom. A copy of the general release of claims, as in effect as of the Effective Date, is attached hereto as Appendix A. AGI reserves the right to modify in whole or in part this general release of claims for any reason and at any time.

If any Eligible Employee ceases to abide by the terms of any confidentiality and noncompetition agreement with the Company after his Benefits have commenced, the Administrator may, in its discretion, require the Eligible Employee to repay any amounts that the Eligible Employee has already received in Benefits.

      2.2 Amount of Benefit.
          -----------------

          (a) Subject to Section 2.3, an Eligible Employee who has a Separation from Service, meets the requirements of Section 2.1, and whom the Administrator in its sole discretion determines to be eligible for Benefits shall receive Benefits in the following amount based on his salary grade at his Separation from Service:


               Salary Grade              Benefits
               ------------              --------
               Exempt 17             52 weeks of Pay
               Exempt 18             78 weeks of Pay
               Exempt 19             78 weeks of Pay
               Exempt 20            104 weeks of Pay
               Exempt 21            104 weeks of Pay
               President            156 weeks of Pay

          (b) The Benefits for which an Eligible Employee is eligible pursuant to Sections 2.1 and 2.2 shall be paid in a single lump sum payment as soon as administratively practicable following such Eligible Employee's Separation from Service.

          (c) Notwithstanding any provision of this Plan to the contrary, if an Eligible Employee has entered into an individual agreement with the Company that provides for the payment of severance pay or salary continuance as a result of a "change of control," as defined therein, and such agreement is in effect on the Eligible Employee's Separation from Service, no Benefits shall be payable to the Eligible Employee under this Plan.

          (d) Notwithstanding any provision of this Plan to the contrary, if an Eligible Employee accepts an offer of Comparable Employment made by the Company, Cyprus Amax, or any successor where such offer is made at any time within 78 weeks of his Separation from Service, the Eligible Employee shall repay to AGI that portion of his Benefit equal to:

              (1)  (i)  for salary grade 17, 52 weeks, and

                   (ii) for all other salary grades and the President, 78 weeks; reduced by

              (2) the number of full weeks between the Eligible Employee's Separation from Service and the Eligible Employee's reemployment date.

          (e) The Company will endeavor to provide notice of termination of an Eligible Employee to that Eligible Employee in advance of the Separation from Service, but such notice may not always be possible or practical. Any Benefits shall be reduced by the amount of any payment by the Company to the Eligible
Employee:

              (1) because of insufficient advance notice of employment loss as may be required by law or

              (2) required by law because of the termination of employment.

      2.3 Offset.  The Benefits for which an Eligible Employee is eligible
          ------
under Section 2.2 shall be reduced by:

          (a) such Eligible Employee's indebtedness to the Company; and

          (b) any amount which may be due to such Eligible Employee under the Severance Plan or any other severance plan, policy or program sponsored by the Company.

      2.4 Certain Additional Payments.
          ---------------------------

          (a) Anything in this Plan to the contrary notwithstanding and except as set forth below, in the event it shall be determined that any payment or distribution by AGI to or for the benefit of the Eligible Employee (whether paid or payable or distributed or distributable pursuant to the terms of this Plan or otherwise, but determined without regard to any additional payments required under this Section 2.4) (a "Payment") would be subject to the Excise Tax, then
                            -------
the Eligible Employee shall be entitled to receive a Gross-Up Payment in an amount such that after payment by the Eligible Employee of all taxes (including any interest or penalties imposed with respect to such taxes), including, without limitation, any income federal, state and local taxes (and any interest and penalties imposed with respect thereto), the Hospital Insurance Tax portion of the FICA tax, and Excise Tax imposed upon the Gross-Up Payment, the Eligible Employee retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payments. Notwithstanding the foregoing provisions of this
Section 2.4(a), if it shall be determined that the Eligible Employee is entitled to a Gross-Up Payment, but that the Eligible Employee, after taking into account the Payments and the Gross-Up Payment, would not receive net after-tax proceeds of at least $50,000 (taking into account both income taxes and any Excise Tax) more than the net after-tax proceeds to the Eligible Employee resulting from an elimination of the Gross-Up Payment and a reduction of the Payments, in the aggregate, to an amount (the "Reduced Amount") such that the receipt of Payments
                              --------------
would not give rise to any Excise Tax, then no Gross-Up Payment shall be made to the Eligible Employee and the Payments, in the aggregate, shall be reduced to the Reduced Amount.

          (b) Subject to the provisions of Section 2.4(c), all determinations required to be made under this Section 2.4, including whether and when a Gross-Up Payment is required and the amount of such Gross-Up Payment and the assumptions to be utilized in arriving at such determination, shall be made by the Accounting Firm, which shall provide detailed supporting calculations both to AGI and the Eligible Employee within 15 business days of the receipt of notice from the Eligible Employee that there has been a Payment, or such earlier time as is requested by AGI. In the event that the Accounting Firm is serving as accountant or auditor for the individual, entity or group effecting the Change of Control, the Eligible Employee shall appoint another nationally recognized accounting firm to make the determinations required hereunder (which accounting firm shall then be referred to as the Accounting Firm hereunder).
All fees and expenses of the Accounting Firm shall be borne solely by AGI. Any Gross-Up Payment, as determined pursuant to this Section 2.4, shall be paid by AGI to the Eligible Employee within five days of the receipt of the Accounting Firm's determination. Any determination by the Accounting Firm shall be binding upon AGI and the Eligible Employee. As a result of the uncertainty in the application of Section 4999 of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that Gross-Up Payments which will not have been made by AGI should have been made ("Underpayment") consistent
                                                       ------------
with the calculations required to be made hereunder. In the event that AGI exhausts its remedies pursuant to Section 2.4(c) and the Eligible Employee thereafter is required to make a payment of any Excise Tax, the Accounting Firm shall determine the amount of the Underpayment that has occurred and any such Underpayment shall be promptly paid by AGI to or for the benefit of the Eligible Employee.

          (c) The Eligible Employee shall notify AGI in writing of any claim by the Internal Revenue Service that, if successful, would require the payment by AGI of the Gross-Up Payment. Such notification shall be given as soon as practicable but no later than ten business days after the Eligible Employee is informed in writing of such claim and shall apprise AGI of the nature of such claim and the date on which such claim is requested to be paid. The Eligible Employee shall not pay such claim prior to the expiration of the 30-day period following the date on which he gives such notice to AGI (or such shorter period ending on the date that any payment of taxes with respect to such claim is due). If AGI notifies the Eligible Employee in writing prior to the expiration of such period that AGI desires to contest such claim, the Eligible Employee shall:

              (1) give AGI any information reasonably requested by AGI relating to such claim,

              (2) take such action in connection with contesting such claim as AGI shall reasonably request in writing from time to time, including, without limitation, accepting legal representation with respect to such claim by an attorney reasonably selected by AGI,

              (3) cooperate with AGI in good faith in order to effectively contest such claim, and

              (4) permit AGI to participate in any proceedings relating to such claim;

provided, however, that AGI shall bear and pay directly all costs and expenses (including additional interest and penalties) incurred in connection with such contest and shall indemnify and hold the Eligible Employee harmless, on an after-tax basis, for any Excise Tax or income tax (including interest and penalties with respect thereto) imposed as a result of such representation and payment of costs and expenses. Without limitation on the foregoing provisions of this Section 2.4(c), AGI shall control all proceedings taken in connection with such contest and, at its sole option, may pursue or forego any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim and may, at its sole option, either direct the Eligible Employee to pay the tax claimed and sue for a refund or contest the claim in any permissible manner, and the Eligible Employee shall agree to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as AGI shall determine; provided, however, that if AGI directs the Eligible Employee to pay such claim and sue for a refund, AGI shall advance the amount of such payment to the Eligible Employee, on an interest-free basis and shall indemnify and hold the Eligible Employee harmless, on an after-tax basis, from any Excise Tax or income tax (including interest or penalties with respect thereto) imposed with respect to such advance or with respect to any imputed income with respect to such advance; and further provided that any extension of the statute of limitations relating to payment of taxes for the taxable year of the Eligible Employee with respect to which such contested amount is claimed to be due is limited solely to such contested amount. Furthermore, AGI's control of the contest shall be limited to issues with respect to which a Gross-Up Payment would be payable hereunder and the Eligible Employee shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority.

         (d) If, after the receipt by the Eligible Employee of an amount advanced by AGI pursuant to Section 2.4(c), the Eligible Employee becomes entitled to receive any refund with respect to such claim, the Eligible Employee shall (subject to AGI's complying with the requirements of Section 2.4(c)) promptly pay to AGI the amount of such refund (together with any interest paid or credited thereon after taxes applicable thereto). If, after the receipt by the Eligible Employee of an amount advanced by AGI pursuant to Section 2.4(c), a determination is made that the Eligible Employee shall not be entitled to any refund with respect to such claim and AGI does not notify the Eligible Employee in writing of its intent to contest such denial of refund prior to the expiration of 60 days after such determination, then such advance shall be forgiven and shall not be required to be repaid and the amount of such advance shall offset, to the extent thereof, the amount of Gross-Up Payment required to be paid.

          (e) If an Eligible Employee fails to comply with the requirements of this Section 2.4, he shall forfeit any right to any payment that is described in this Section 2.4.

      2.5 Source of Benefits.  All Benefits shall be paid exclusively by AGI
          ------------------
out of its general assets.  AGI shall have no obligation to fund the Plan.


                         ARTICLE III - ADMINISTRATION
                         ----------------------------


      3.1 Administrator and Named Fiduciary.
          ---------------------------------

          (a) AGI shall be the named fiduciary which shall control and manage the operation of the Plan and shall administer the Plan. AGI may delegate to any person, committee of persons, or entity any or all of its powers or duties under the Plan. To the extent of any such delegation, the delegate shall become the named fiduciary responsible for the administration of the Plan (if the delegate is a fiduciary by reason of the delegation) and references to AGI shall apply instead to the delegate. Such delegate shall serve at the pleasure of AGI. To the extent individuals serving as delegates are directors, officers, or employees of AGI, the delegation should not be deemed a delegation of the AGI's responsibility, but rather shall be treated as the manner in which AGI has determined internally to discharge such responsibility. AGI shall reimburse all delegates described in this Section 3.1 for expenses they incur as delegates.

          (b) AGI has delegated its authority to the Amax Gold Inc. Benefits Committee. The Committee shall act in accordance with its own internal procedures.

      3.2 Duties and Powers of the Administrator.
          --------------------------------------

          (a) The Administrator shall have complete and discretionary authority to construe and interpret the Plan, correct defects, supply omissions, and reconcile inconsistencies and ambiguities in and with respect to the Plan. The decisions and actions of the Administrator shall be final, binding and conclusive upon each Eligible Employee and all other persons or parties interested or concerned.

          (b) In addition to the duties and powers described elsewhere hereunder, the Administrator shall have the following additional duties and powers:

              (1) to retain such consultants, accountants and attorneys as may be deemed necessary or desirable to render statements, reports and advice with respect to the Plan and to assist AGI in complying with all rules and regulations affecting the Plan;

              (2) to decide appeals under this Article;

              (3) to enact such rules for administration as it considers desirable provided they do not conflict with any specific provision of the Plan;

              (4) to determine eligibility for Benefits and resolve questions or disputes relating to eligibility for Benefits or the amount of Benefits;

              (5) to evaluate administrative procedures; and

              (6) to delegate such duties and powers as AGI may determine from time to time to any person or persons.

      3.3 Disputes.  If an Eligible Employee believes he has not received
          --------
Benefits to which he is entitled, he may file a claim for such Benefits with the Administrator. This claim must be filed within 90 days of his Separation from Service or, if the claim concerns the cessation of Benefits after they have commenced, within 90 days of the date on which Benefits ceased.

          (a) If the Administrator denies, in whole or in part, a claim for Benefits, AGI shall notify the claimant of the Administrator's decision in writing. AGI's notice of denial shall state:

              (1) the specific reasons for denial with specific reference to pertinent Plan provisions upon which the denial is based;

              (2) a description of any additional materials or information necessary for the claimant to perfect the claim and an explanation of why such materials or information is necessary; and

              (3) an explanation of the Plan's claim review procedure.

          (b) Within 60 days of receipt of a notice of claim denial, a claimant or his duly authorized representative may petition the Administrator in writing for a full and fair review of the denial. The claimant or his duly authorized representative shall have the opportunity to review pertinent documents and to submit issues and comments in writing to the Administrator. The Administrator shall review the denial and shall communicate its decision and the reasons therefor to the claimant in writing within 60 days of receipt of the petition; provided, however, that in special circumstances the Administrator may extend the response period for up to an additional 60 days, in which event it shall notify the claimant in writing prior to the commencement of the extension. The appeals procedure set forth in this Subsection (b) shall be the exclusive means for contesting a decision denying benefits under the Plan.

      3.4 Indemnification.  Each person who is the Administrator or director
          ---------------
of the Company shall be indemnified and held harmless by the Company against and with respect to all damages, losses, obligations, liabilities, liens, deficiencies, costs and expenses, including without limitation, reasonable attorney's fees and other costs incident to any suit, action, investigation, claim or proceedings to which he may be a party by reason of his performance of administrative functions and duties under the Plan, except in relation to matters as to which he shall be held liable for an act of willful misconduct in the performance of his duties. The foregoing right to indemnification shall be in addition to such other rights as the individual may enjoy as a matter of law or contract or by reason of insurance coverage of any kind. Rights granted hereunder shall be in addition to and not in lieu of any rights to indemnification to which the individual may be entitled pursuant to the by-laws of the Company.

      3.5 Statement of ERISA Rights.  As a participant in the Plan, an
          -------------------------
Eligible Employee is entitled to certain rights and protections under ERISA. ERISA provides that all plan participants shall be entitled to:

          (a) Examine without charge plan documents and copies of all plan documents filed with the U.S. Department of Labor, such as detailed annual reports and plan descriptions, to the extent that AGI is required to maintain and/or file such documents under law. The documents may be examined at the Administrator's office and at other specific locations such as work sites.

          (b) Obtain copies of all Plan documents and other Plan information upon written request to the Administrator, who may make a reasonable charge for the copies.

          In addition to creating rights for Plan participants, ERISA imposes duties upon the people, called "fiduciaries," who are responsible for the operation of the employee benefit plan. The Plan fiduciaries have a duty to operate the Plan prudently and in the interest of Plan participants.

          The Company may not discharge a Plan participant or otherwise discriminate against a participant in any way to prevent him from obtaining a benefit or exercising his rights under ERISA. If a Plan participant's claim for a Benefit is denied in whole or in part, the participant must receive a written explanation of the reason for the denial. The participant has the right to have the claim reviewed and reconsidered.

          Under ERISA, there are steps a Plan participant can take to enforce the above rights. For instance, if a participant requests materials from the Plan which AGI is required to maintain and provide and does not receive them within 30 days, the participant may file suit in federal court. The court may require the Administrator to provide the materials and pay the participant up to $110 a day until he receives them (unless the materials were not sent because of reasons beyond the Administrator's control). If a claim for benefits is denied in whole or in part, or ignored, the participant may file suit in a state or federal court. If Plan fiduciaries misuse the Plan's money, or discriminate against a participant for asserting his rights, the participant may seek assistance from the U.S. Department of Labor, or file suit in a federal court. If successful, the court may order the person sued to pay court costs and legal fees. if the participant loses, the court may order him to pay these costs and fees, for example, if it finds that the claim is frivolous.

          If a participant has any questions about the Plan, he may contact the Administrator. If a participant has any questions about this document or about his rights under ERISA, he should contact the nearest Area Office of the U.S. Labor - Management Services Administration, Department of Labor.

      3.6 General Information.
          -------------------

          (a)  Plan Sponsor:

               Amax Gold Inc.
               9100 East Mineral Circle
               Englewood, CO  80112

               Telephone:  (303) 643-5532

          (b)  Administrator:

               Amax Gold Inc. Benefits Committee
               9100 East Mineral Circle
               Englewood, CO  80112

               Telephone:  (303) 643-5532

          (c)  Employer Identification Number:  06-1199974

          (d)  Plan Number:  515

          (e)  Plan Year:  January 1 - December 31

          (f) Type of Plan: Unfunded welfare benefit plan, known as the Amax Gold Inc. Separation Plan for Key Employees.

          (g)  Agent for Service of Legal Process:

               General Counsel
               Amax Gold Inc.
               9100 East Mineral Circle
               Englewood, CO  80112

          (h)  Type of Administration:  The Plan is self-administered by AGI.


                    ARTICLE IV - AMENDMENT AND TERMINATION
                    --------------------------------------


      4.1 Power of Amendment and Termination.  AGI reserves the right, whether
          ----------------------------------
in an individual case or generally, to amend or terminate the Plan, in whole or in part, at any time by or pursuant to action of the Board of Directors.

          (a) Amendments that do not significantly affect the cost of the Plan or that may be necessary to meet the requirements of the ERISA or other applicable law may be adopted by the Administrator or appropriate officers of AGI as delegated by the Administrator in accordance with its operating procedures.

          (b) Any action to terminate the Plan prior to the date identified in
Section 4.2 shall be effective only if each Eligible Employee is provided with 90 days advance written notice of such termination.

      4.2 Automatic Termination of Plan.  Unless earlier terminated pursuant
          -----------------------------
to Section 4.1, the Plan shall automatically terminate as of the close of business on December 31, 1999.

      4.3 Disposition of Benefits Upon Termination.  In the event the Plan is
          ----------------------------------------
terminated in whole or in part, AGI shall have no obligation to make any further payments under the Plan to Eligible Employees or any other individual, except for Eligible Employees who have had a Separation from Service before the effective date of plan termination shall be entitled to receive Benefits, and AGI shall recognize liability with respect to such payments.


                           ARTICLE V - MISCELLANEOUS
                           -------------------------


      5.1 Effect on Employment.  This Plan shall not confer upon a person any
          --------------------
right to be employed by, or to be continued in the employment of, the Company and shall not constitute a contract for such employment or continued employment.

      5.2 Alienation of Benefits.  The Benefits under this Plan may not be
          ----------------------
assigned or alienated, voluntarily or involuntarily.

      5.3 Facility of Payment.  If the Administrator deems any person
          -------------------
incapable of receiving Benefits to which he is entitled by reason of minority, illness, infirmity, or other incapacity, it may direct that payment be made for the benefit of such person directly to any person selected by the Administrator as qualified to disburse it. To the extent thereof, such payments shall completely discharge all liability of the Company, the Board and the Administrator.

      5.4 Lost Distributees.  If the Administrator is unable to locate an
          -----------------
Eligible Employee to whom payment is due after making reasonable efforts to locate such Eligible Employee, any Benefits shall be forfeited.

      5.5 Controlling Provisions.  In the event of any discrepancy, conflict
          ----------------------
or inconsistency between this Plan document and any other documents or communications related to Benefits, whether in writing or otherwise, the provisions of this Plan document shall control.

      5.6 Severability.  If any provision of the Plan shall be held invalid or
          ------------
unenforceable by a court of competent jurisdiction, the Plan shall continue to operate and, for the purposes of the jurisdiction of that court only, shall be deemed not to include the provisions determined to be void.

      5.7 Withholding.  The Company shall have the right to withhold any and
          -----------
all state, local and Federal taxes which may be due in accordance with applicable law.

      5.8 Governing Law.  Except to the extent superseded by the ERISA, the
          -------------
Plan shall be governed by and construed in accordance with the laws of the State of Colorado.

          Executed as of the 5th day of March, 1998.


     [SEAL]                                  AMAX GOLD INC.



                              By:        /s/ S. Scott Shellhaas

                              Title:     President and Chief Operating Officer



Attest:  /s/ Deborah J. Friedman

                                                        (Individual Termination)

                           GENERAL RELEASE OF CLAIMS


          KNOW BY ALL THESE PRESENTS, that I, ________________________, [NAME] for myself, my heirs, administrators, executors, agents, beneficiaries and assigns, in consideration of the promises and mutual covenants contained herein, and other good and valuable consideration, the receipt of which is acknowledged hereby, agree as follows.

          1. CONSIDERATION. AGI (as defined in Section 2(b) below) has advised me that my employment is being terminated effective ____________________. I have elected to receive severance pay from the Amax Gold Inc. Separation Plan for Key Employees (the "Plan") in the gross amount of ________________, less all ordinary deductions for local, state or federal taxes, FICA, and other deductions which are required or authorized by law to be withheld. I agree that I will execute and be bound by this General Release of Claims in exchange for the above stated payment which AGI shall provide. In exchange for the foregoing, I agree that:

          2. GENERAL RELEASE OF CLAIMS AND COVENANT NOT TO SUE. I hereby waive, release and forever discharge AGI (as defined in Section 2(b) below) of and from any and all Claims (as defined in Section 2(a) below). I agree not to file a lawsuit to assert any such Claim. This General Release covers all Claims arising from the beginning of time up to and including the date of this General Release, but does not cover Claims relating to the validity or enforcement of this Release.

               A. DEFINITION OF "CLAIMS". For purposes of this General Release, "Claims" includes without limitation all actions or demands of any kind that I now have, or may have or claim to have in the future. More specifically, Claims include all rights, causes of action, demands, grievances, damages, penalties, losses, attorneys' fees, costs, expenses, obligations, agreements, judgments and all other liabilities of any kind or description whatsoever, either in law or equity, whether known or unknown, suspected or unsuspected.

               The nature of Claims covered by this General Release and covenant not to sue includes without limitation all actions or demands in any way based on my employment with AGI, my separation from employment and all terms and conditions of my employment, including all rights and entitlements under the Plan.

               More specifically, all of the following are among the types of Claims which will be barred by this General Release and covenant not to sue:

          .    Contract Claims (whether express or implied);
          .    Tort Claims, such as for defamation or emotional distress;
          .    Claims under federal, state and municipal laws, regulations, ordinance or court decisions of any kind;
          .    Claims of discrimination, harassment or retaliation, whether based on race, color, religion, gender, sex, age, sexual orientation, handicap and/or disability, national origin or any other legally protected class;

          .    Claims under the AGE DISCRIMINATION IN EMPLOYMENT ACT, Title VII of the Civil Rights Act of 1964, as amended, the Americans with
               Disabilities Act and similar state and municipal ordinances;
          .    Claims under the Employee Retirement Income Security Act of 1974, as amended, the Fair Labor Standards Act, state wage payment laws and state wage and hour laws; and
          .    Claims for wrongful discharge.

               B. DEFINITION OF "AGI". For purposes of this General Release, "AGI" includes without limitation Amax Gold Inc. and its respective past, present and future parents, affiliates, subsidiaries, divisions, predecessors, successors, assigns, employee benefit plans and trusts. It also includes all past, present and future managers, directors, officers, partners, agents, employees, attorneys, representatives, consultants, associates, fiduciaries, administrators and trustees of each of the foregoing.

          3. CONFIDENTIAL INFORMATION. In addition to any existing common law obligation to do so, I hereby promise and covenant for all time that all confidential information (whether written, graphic, oral, committed to memory or otherwise in my possession) regarding the operations and businesses of AGI will remain strictly confidential and secret. This includes without limitation the terms of this General Release, which I agree shall be deemed to be secret. I understand and agree that AGI does not authorize or permit me to make disclosure of any such information except as may be necessary to enforce the terms of this General Release.

          4. RETURN OF PROPERTY. I agree to promptly return all AGI property of any kind or character. I understand that this includes employee identification cards, any AGI equipment, books, keys, journals, tapes, computer disks, records, publications, files, memoranda and documents of any kind or description, or any other AGI property which may be in my possession. I agree to settle all expense account advances that I have received as an employee and any other indebtedness prior to ____________________[DATE].

          5. LAST DAY OF EMPLOYMENT. My last day of employment by AGI will be _________________[DATE].

          6. SEVERABILITY. I understand, and it is my intent, that in the event this General Release is ever held to be invalid and unenforceable (in whole or in part) as to any particular type of Claim or as to any particular circumstances, this General Release will remain fully valid and enforceable as to all other Claims and circumstances.

          7. CONSIDERATION PERIOD. I acknowledge that I have ben provided with a period of twenty-one (21) days to consider the terms of the General Release of Claims contained herein from the date this General Release first was presented to me on ________________________[DATE]. I further agree to notify AGI of my acceptance of this General Release by delivering a signed and notarized copy to AGI, addressed to the attention of _________________________[NAME] on or before ____________________[DATE AT LEAST
21 DAYS FROM THE ABOVE DATE]. I agree that any changes to this offer, whether material or immaterial, will not restart the running of the 21-day period.

          I understand that I may take the entire 21-day period to consider this General Release. I may return this General Release in less than the full 21-day period only if my decision to shorten the consideration period is knowing and voluntary and was not induced in any way by AGI.

          8. REVOCATION PERIOD. I acknowledge that I will have seven (7) days after signing this General Release to revoke it if I choose to do so. If elect to revoke this General Release, I will give written notice to AGI by delivering it to _______________________[NAME] in such manner that it is actually received within the 7-day period. This General Release will not take effect and I will not be paid the amount indicated in Section 1 above until the expiration of the revocation period without my electing to revoke it.

          9. ADVICE TO CONSULT LEGAL REPRESENTATIVE. I acknowledge that I have been advised to consult with legal counsel of my choosing, at my own expense, regarding the meaning and binding effect of this General Release and each and every term hereof prior to executing it.

          10. CERTIFICATION OF UNDERSTANDING AND COMPETENCE. Intending to be legally bound hereby, I certify and warrant that I have carefully read this General Release and have executed it voluntarily and with full knowledge and understanding of its significance, meaning and binding effect. I acknowledge that in executing this General Release I have not relied on any representation or statement not set forth in this General Release and that the terms of this General Release may not be modified orally. I further declare that I am competent to understand the content and effect of this General Release.



                              ____________________________________________
                              [NAME]

                              Date: ______________________________________


Sworn to and Subscribed Before Me
This ___________ Day of _____________,
19___________.


_____________________________________
Notary Public

                                                             (Group Termination)

                           GENERAL RELEASE OF CLAIMS


          KNOW BY ALL THESE PRESENTS, that I, ________________________, [NAME] for myself, my heirs, administrators, executors, agents, beneficiaries and assigns, in consideration of the promises and mutual covenants contained herein, and other good and valuable consideration, the receipt of which is acknowledged hereby, agree as follows.

          1. CONSIDERATION. AGI (as defined in Section 2(b) below) has advised me that my employment is being terminated effective __________________. I have elected to receive severance pay from the Amax Gold Inc. Separation Plan for Key Employees (the "Plan") in the gross amount of ________________, less all ordinary deductions for local, state or federal taxes, FICA, and other deductions which are required or authorized by law to be withheld. I agree that I will execute and be bound by this General Release of Claims in exchange for the above stated payment which AGI shall provide. In exchange for the foregoing, I agree that:

          2. GENERAL RELEASE OF CLAIMS AND COVENANT NOT TO SUE. I hereby waive, release and forever discharge AGI (as defined in Section 2(b) below) of and from any and all Claims (as defined in Section 2(a) below). I agree not to file a lawsuit to assert any such Claim. This General Release covers all Claims arising from the beginning of time up to and including the date of this General Release, but does not cover Claims relating to the validity or enforcement of this Release.

               A. DEFINITION OF "CLAIMS". For purposes of this General Release, "Claims" includes without limitation all actions or demands of any kind that I now have, or may have or claim to have in the future. More specifically, Claims include all rights, causes of action, demands, grievances, damages, penalties, losses, attorneys' fees, costs, expenses, obligations, agreements, judgments and all other liabilities of any kind or description whatsoever, either in law or equity, whether known or unknown, suspected or unsuspected.

               The nature of Claims covered by this General Release and covenant not to sue includes without limitation all actions or demands in any way based on my employment with AGI, my separation from employment and all terms and conditions of my employment, including all rights and entitlements under the Plan.

               More specifically, all of the following are among the types of Claims which will be barred by this General Release and covenant not to sue:

          .    Contract Claims (whether express or implied);
          .    Tort Claims, such as for defamation or emotional distress;
          .    Claims under federal, state and municipal laws, regulations, ordinance or court decisions of any kind;
          .    Claims of discrimination, harassment or retaliation, whether based on race, color, religion, gender, sex, age, sexual orientation, handicap and/or disability, national origin or any other legally protected class;

          .    Claims under the AGE DISCRIMINATION IN EMPLOYMENT ACT, Title VII of the Civil Rights Act of 1964, as amended, the Americans with
               Disabilities Act and similar state and municipal ordinances;
          .    Claims under the Employee Retirement Income Security Act of 1974, as amended, the Fair Labor Standards Act, state wage payment laws and state wage and hour laws; and
          .    Claims for wrongful discharge.

               B. DEFINITION OF "AGI". For purposes of this General Release, "AGI" includes without limitation Amax Gold Inc. and its respective past, present and future parents, affiliates, subsidiaries, divisions, predecessors, successors, assigns, employee benefit plans and trusts. It also includes all past, present and future managers, directors, officers, partners, agents, employees, attorneys, representatives, consultants, associates, fiduciaries, administrators and trustees of each of the foregoing.

          3. CONFIDENTIAL INFORMATION. In addition to any existing common law obligation to do so, I hereby promise and covenant for all time that all confidential information (whether written, graphic, oral, committed to memory or otherwise in my possession) regarding the operations and businesses of AGI will remain strictly confidential and secret. This includes without limitation the terms of this General Release, which I agree shall be deemed to be secret. I understand and agree that AGI does not authorize or permit me to make disclosure of any such information except as may be necessary to enforce the terms of this General Release.

          4. RETURN OF PROPERTY. I agree to promptly return all AGI property of any kind or character. I understand that this includes employee identification cards, any AGI equipment, books, keys, journals, tapes, computer disks, records, publications, files, memoranda and documents of any kind or description, or any other AGI property which may be in my possession. I agree to settle all expense account advances that I have received as an employee and any other indebtedness prior to ____________________[DATE].

          5. LAST DAY OF EMPLOYMENT. My last day of employment by AGI will be _________________[DATE].

          6. SEVERABILITY. I understand, and it is my intent, that in the event this General Release is ever held to be invalid and unenforceable (in whole or in part) as to any particular type of Claim or as to any particular circumstances, this General Release will remain fully valid and enforceable as to all other Claims and circumstances.

          7. CONSIDERATION PERIOD. I acknowledge that I have ben provided with a period of forty-five (45) days to consider the terms of the General Release of Claims contained herein from the date this General Release first was presented to me on ________________________[DATE]. I further agree to notify AGI of my acceptance of this General Release by delivering a signed and notarized copy to AGI, addressed to the attention of _________________________[NAME] on or before ____________________[DATE AT LEAST
45 DAYS FROM THE ABOVE DATE]. I agree that any changes to this offer, whether material or immaterial, will not restart the running of the 45-day period.

          I understand that I may take the entire 45-day period to consider this General Release. I may return this General Release in less than the full 45-day period only if my decision to shorten the consideration period is knowing and voluntary and was not induced in any way by AGI.

          8. REVOCATION PERIOD. I acknowledge that I will have seven (7) days after signing this General Release to revoke it if I choose to do so. If elect to revoke this General Release, I will give written notice to AGI by delivering it to _______________________[NAME] in such manner that it is actually received within the 7-day period. This General Release will not take effect and I will not be paid the amount indicated in Section 1 above until the expiration of the revocation period without my electing to revoke it.

          9. ADVICE TO CONSULT LEGAL REPRESENTATIVE. I acknowledge that I have been advised to consult with legal counsel of my choosing, at my own expense, regarding the meaning and binding effect of this General Release and each and every term hereof prior to executing it.

          10. CERTIFICATION OF UNDERSTANDING AND COMPETENCE. Intending to be legally bound hereby, I certify and warrant that I have carefully read this General Release and have executed it voluntarily and with full knowledge and understanding of its significance, meaning and binding effect. I acknowledge that in executing this General Release I have not relied on any representation or statement not set forth in this General Release and that the terms of this General Release may not be modified orally. I further declare that I am competent to understand the content and effect of this General Release.

          11. GROUP ACKNOWLEDGMENT. I acknowledge that I have been provided with a description of the group of individuals covered by this severance opportunity, any eligibility factors and applicable time limits, the job titles and ages of employees eligible for or selected for the current severance, as well as the ages of employees in the same job classification or unit who have not been selected or are not eligible.



                              ____________________________________________
                              [NAME]

                              Date: ______________________________________


Sworn to and Subscribed Before Me
This ___________ Day of _____________,
19___________.


_____________________________________
Notary Public